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                                                                     Exhibit 5.1

                    [Letterhead of Kelley Drye & Warren LLP]

                                  June 11, 2002

Board of Directors
First Federal Financial Bancorp, Inc.
415 Center Street
Ironton, Ohio 45638

                  RE:   Registration Statement of Form S-8
                        22,000 Shares of Common Stock

Ladies and Gentlemen:

      We are special counsel to First Federal Financial Bancorp, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 22,000 shares of common stock, par value $.01 per share ("Common Stock"), to be issued upon the grant of Common Stock (referred to as the "Grants") pursuant to the Corporation's 2002 Directors Stock Plan (the "Stock Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Stock Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding and issued Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

      For this purpose, we have reviewed the Registration Statement and related Information Statement, the Certificate of Incorporation and Bylaws of the Corporation, the Stock Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

      For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Grants under the terms of the Stock Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Grants; (ii) on the dates of such Grants, the Grants under the terms of the Stock Plan will constitute valid, legal and binding
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obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Stock Plan, when issued and sold pursuant to the Stock Plan and upon compliance with the conditions applicable thereto, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion is furnished to you in connection with the filing of the Registration Statement on Form S-8 and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                Very truly yours,

                                                KELLEY DRYE & WARREN LLP

                                                /s/ Kelley Drye & Warren LLP